SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant     [X]

Filed by a Party other than the Registrant    [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-11(c) of § 240.14a-12.

SOUTHERN MICHIGAN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date filed:

[Letterhead of Southern Michigan Bancorp, Inc.]

March 16, 2004

Dear Shareholder:

          We invite you to attend our 2004 Annual Meeting of Shareholders. This year's meeting will be held on Monday, April 19, 2004, at 4:00 p.m. at The Dearth Community Center, at the Fairgrounds in Coldwater, Michigan.

          It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting of Shareholders and Proxy Statement. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed Proxy using the envelope provided at your earliest convenience.

Sincerely,

John H. Castle
Chief Executive Officer

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The Annual Meeting of Shareholders of Southern Michigan Bancorp, Inc. will be held on Monday, April 19, 2004 at the Dearth Community Center, at the Fairgrounds, in Coldwater, Michigan at 4:00 p.m. for the purpose of considering and voting on the following matters:

(1)	Election of three (3) directors to serve for a three year period ending with the annual meeting of shareholders following the year ended December 31, 2006.

(2)	Ratification of the selection of Crowe, Chizek and Company LLP as Independent Auditors for 2004.

(3)	Proposal to Amend the Articles of Incorporation to add a new Article VII.

(4)	Proposal to amend Article XII of the Articles of Incorporation.

(5)	Proposal to Amend the Articles of Incorporation to add a new Article XIII.

(6)	Transact such other business as may properly come before the meeting or any adjournments thereof.

          Shareholders of record at the close of business on February 27, 2004 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors Jaylen T. Johnson Secretary

Date:   March 9, 2004

It is important that your shares be represented at the meeting. We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may revoke your proxy and vote in person.

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

PROXY STATEMENT

GENERAL INFORMATION

          This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Southern Michigan Bancorp, Inc., a Michigan corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company to be held on Monday, April 19, 2004 at 4:00 p.m. at the Dearth Community Center, located at the Fairgrounds, in Coldwater, Michigan (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

          The costs of soliciting proxies will be paid by the Company. Proxies may be solicited by mail, in person or by telephone by directors, officers and regular employees of the Company. These persons will not be specially compensated for soliciting proxies. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward materials to beneficial owners of shares of the Company held of record by such persons and will reimburse them for their reasonable charges and out-of-pocket expenses in connection therewith. This Proxy Statement and accompanying proxy card were first sent or given to shareholders on March 16, 2004.

          As of February 27, 2004, the record date for the Annual Meeting, there were 1,841,877 shares of common stock of the Company, par value $2.50 per share (the "Common Stock"), issued and outstanding. Each outstanding share is entitled to one vote on each matter submitted to a vote at the Annual Meeting. The transaction of business at the Annual Meeting requires the presence of a quorum, which will be established by the presence or representation at the Annual Meeting of shares of the Company entitled to cast a majority of the votes at the meeting. Directors will be elected by a plurality of the votes cast, whether in person or by proxy, by holders of the Common Stock entitled to vote at the Annual Meeting (see "Proposal 1 - Election of Directors"). The affirmative vote of a majority of the votes cast by holders of shares entitled to vote at the Annual Meeting is necessary to approve Proposal 2. Shares as to which authority is withheld in the election of directors, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Since they are not votes cast, shares as to which authority is withheld will have no effect on the election of directors and abstentions and broker non-votes will have no effect on approving of Proposals 2, 3, 4, and 5.

          Proxies are revocable by the delivery of written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting and voting in person. All proxies returned before the Annual Meeting will be voted in accordance with the instructions contained therein. If the proxy is not marked with the shareholder's instructions as to voting, the shares to which the proxy relates will be voted for the nominees for director named in this Proxy Statement, for Proposals 2, 3, 4, and 5 and in the discretion of the proxies on any other business that may properly come before the Annual Meeting. All shareholders are encouraged to mark, date and sign the enclosed proxy card and return it to Registrar and Transfer Company, the transfer agent for the Company's stock.

Principal Shareholders

          The following table sets forth, as of February 16, 2004, the names and addresses of all beneficial owners of 5% or more of the Common Stock showing the amount and nature of such beneficial ownership:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Common Stock	Southern Michigan Bancorp, Inc. and Southern Michigan Bank & Trust 51 West Pearl Street Coldwater, MI 49036	106,936(2)	5.8%

Common Stock	Harvey B. Randall 8391 Old U.S. 27 South Marshall, MI 49068	146,183(3)	7.9%

(1)

Based upon information furnished to the Company by the beneficial owners named above. The nature of beneficial ownership for shares shown is sole voting and investment power, except as set forth below. Shares have been rounded to the nearest whole share.

(2)

Southern Michigan Bank & Trust (the "Bank"), a wholly owned subsidiary of Southern Michigan Bancorp, Inc., holds 99,485 shares in various fiduciary capacities. As a matter of internal policy, the Bank does not exercise any power to dispose or direct the disposition of such shares and requires authority from its customers prior to any disposition. Certain of the customers on whose behalf the Bank holds the securities have the sole right to receive and the power to direct the receipt of dividends from, or proceeds from the sale of, such shares. No single customer has an interest that relates to 5% or more of such shares. The Bank is also the trustee of an ESOP/401-K Plan for its employees which holds 94,975 shares of Southern Michigan Bancorp, Inc. stock. Of that number, 87,524 shares are allocated to employee accounts. The Bank holds no power to vote or direct the disposition of shares allocated to employee accounts and the Bank disclaims beneficial ownership of such shares.

(3)	Includes 146,122 shares held by Mr. Randall as trustee.

PROPOSAL 1 - ELECTION OF DIRECTORS

          The Company's Board of Directors is currently composed of ten directors who are divided into three classes. One class is elected each year for a three year term. Three directors are proposed to be elected at the Annual Meeting to serve for a three year term ending with the annual meeting of shareholders following the year ended December 31, 2006. All of the nominees are currently serving as directors. If any of the nominees are unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of the person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

          The following table lists the names of the nominees and the other current directors and their ages as of February 27, 2004, their principal occupations and the year in which each became a director.

Name of Director	Age	Principal Occupation(s) for Past 5 Years(1)	Year First Became a Director of the Company
Nominees of the Board of Directors for election at the annual meeting:

H. Kenneth Cole	55	Chief Administrative Officer and Treasurer - Hillsdale College	1998

William E. Galliers	61	Co-Owner and Chief Executive Officer - G & W Display Fixtures, Inc. (manufacturer of display fixtures)	1993

Kurt G. Miller (1)	48	President of the Company and the Bank since July 2002; VP Commercial Loans - Sturgis Bank & Trust 2000 - 2002; Investment Representative - Edward Jones 1999-2000; Senior VP - Century Bank and Trust 1996 - 1999	2002

Directors Whose Terms Continue until the 2005 Annual Meeting:

James P. Briskey	70	Owner - Pittsford Grain Incorporated (grain elevator operator)	1982

John H. Castle (1)	46	Chairman of the Board of the Company and the Bank; Chief Executive Officer of the Company and the Bank from July 2002; Senior VP & Senior Trust Officer Century Bank & Trust 1991-2002	2002

Nolan E. Hooker	52	Owner - Hooker Oil Co. (distributor of heating oil); Co- Owner - Best American Car Washes	1991

Marcia S. Albright	39	VP of Engineering - Cequent Electrical Products, Inc.	2002

Directors Whose Term Continues until the 2006 Annual Meeting:

Gregory J. Hull	55	Farmer	1995

Freeman E. Riddle	71	Owner - Spoor & Parlin, Inc. (farm equipment)	1982

Thomas E. Kolassa	56	Partner - Burnham Insurance Group	1995

(1)

Messrs. Castle and Miller along with Jaylen T. Johnson and Danice Chartrand are the only executive officers of the Company. Mr. Johnson, age 51, is Executive Vice-President, Chief Operating Officer, and Secretary of the Company and has held such positions since December, 2000. Mr. Johnson was a senior vice president of the Company from 1998 to 2000 and was a Vice President and cashier of the Bank from 1991 to 1998. Mr. Johnson joined the Bank in 1975. Mrs. Chartrand, age 37, is Chief Financial Officer of the Company and has held such position since January 1, 2003. Mrs. Chartrand was Controller of the Company from 1999 to 2002. Mrs. Chartrand was controller of HTC Global Services from 1996 - 1999. The executive officers are elected annually and serve at the pleasure of the Board of Directors.

          The following table sets forth, as of February 16, 2004, the total number of shares of the Common Stock beneficially owned, and the percent of such shares so owned, by each director and by all directors and executive officers of the Company as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power (2)	Stock Options (3)	Total Beneficial Ownership	Percent of Class

Marcia Albright	0	155	0	155	*

James P. Briskey	14,178	14,179	300	28,657	1.56%

John H. Castle	5,884	148	0	6,032	*

H. Kenneth Cole	409	0	300	709	*

William E. Galliers	0	4,458	300	4,758	*

Nolan E. Hooker	1,192	3,253	300	4,745	*

Gregory J. Hull	0	1,947	300	2,247	*

Thomas E. Kolassa	0	2,416	300	2,716	*

Kurt Miller	2,203	0	0	2,203	*

Freeman E. Riddle	4,854	2,446	300	7,600	*

All directors and executive officers as a group (12 persons)	35,840	29,002	3,226	68,068	3.70%

(1)

The number of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that are considered to be otherwise beneficially owned by that person. Under the rules of the Securities and Exchange Commission, a "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days, such as through the exercise of a stock option. Shares held in fiduciary capacities by the Company are not included in shares beneficially owned by individuals unless otherwise indicated. The directors and officers of the Company may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by the Company to some degree, but disclaim beneficial ownership of these shares. The Company and the Bank disclaim beneficial ownership of shares held by the Bank in fiduciary capacities.

(2)

These numbers of shares shown in this column include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have substantial influence by reason of relationship.

(3)	The stock options included in this column are only those options that are exercisable within 60 days. Options that vest at later dates are not reported in this table.

(*)	Less than one percent (1%).

Change in Control of Registrant

          The Company is not aware of any arrangements which may result in a change in control of the Company.

Meetings and Committees of the Board of Directors

          The Board of Directors of the Company held 12 meetings during 2003. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all standing committees of the Board on which they serve.

          The Company's Board of Directors has established an Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. It held 5 meetings during 2003. During 2003, the committee was comprised of Messrs. Cole, Hull, Hooker and Mrs. Albright. The Audit Committee determines whether adequate internal controls are being maintained. It meets with the Company's independent auditors to review internal controls, procedures of the Company and the Bank, the scope of internal audits, the financial position of the Company and external audits of the Company.

          The Company's Board of Directors has a Compensation Committee which held 4 meetings during 2003. The Committee is comprised of Messrs. Cole, Briskey and Hooker. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation and incentive programs. In addition, from time to time, it reviews all executive compensation and benefit programs available to executive officers of the Company and to all officers and staff of the Bank. The Committee makes recommendations to the Board of Directors with respect to the Compensation of the Chief Executive Officer, as well as reviewing and approving the Chief Executive Officer's recommendations for other officers of the Company.

          The Company's Board of Directors has an Executive Committee which held 1 meeting during 2003. The Committee is comprised of Messrs. Briskey, Castle, Cole, Galliers, Hull, Kolassa, and Miller. The Executive Committee reviews major policy changes, evaluates the performance of the Chief Executive Officer and reviews any merger or expansion plans. The Executive Committee also reviews any executive officer promotions and acts as the nominating committee for future members of the Board of Directors.

Nominations

          The Executive Committee, functioning as the nominating committee, will consider nominees recommended by shareholders of the Company. The Company's Bylaws establish a procedure with regard to nominations, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the "Notice Procedure"). The Notice Procedure provides that only such persons who are nominated by the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election, as the case may be, at the Annual Meeting. To timely nominate an individual under the Notice Procedure, a shareholder must deliver notice to the Secretary of the Company not less than 30 days, but no more than 90 days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. The Secretary has not received any such notice. Nominees proposed by a shareholder for which written proxy solicitation by the Board of Directors is sought shall be made in writing and shall be delivered to the Chairman or the Secretary of the Company by December 31 of the year preceding the year in which the nomination is proposed. Under the Notice Procedure, notice to the Company from a shareholder who proposes to nominate a person at an annual meeting for election as a director must contain such nominee's name, occupation, age, business and residential address and beneficial ownership interest in the Company, together with evidence of such person's willingness to serve as a director if elected. Such notice must also be accompanied by a completed Director Qualification, Eligibility and Disclosure Questionnaire and evidence that the proposed nominee is eligible to serve as a director, all as required by, and in accordance with the Company's Bylaws.

          The Executive Committee does not have a charter. Messrs. Briskey, Cole, Galliers, Hull and Kolassa are independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listings standards. Messrs. Castle and Miller are not. The Board of Directors considers its Executive Committee to be sufficiently independent to meet the needs of the Company and its shareholders.

          The Board of Directors believes the Company and its shareholders are best served by having a Board of Directors that brings a diversity of education, experience, skills and perspective to board meetings. While the Board of Directors expects each director to be a highly qualified individual, it has no specific qualifications or criteria for nomination for election or appointment to the board.

Compensation of the Board of Directors

          Currently, each director of the Company whose principal occupation is not as an employee of the Company or the Bank receives an annual fee of $9,000. In addition, other than the Audit Committee, outside directors are compensated $159 for each committee meeting attended. Audit Committee members receive $306 for each meeting attended and the Audit Committee Chairman receives an additional $1,500 annual fee. Outside directors also participate in a bonus program based upon the achievement of growth and profitability goals. There were no bonus payments for 2003. The directors are eligible to receive stock options under the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan. In 2003 each non-employee director received options to purchase 300 shares in March, 2003, with an exercise price of $16.55, which was the market value at the date of grant.

          The Bank executed deferred fee agreements with each member of the Board of the Directors of the Bank whereby each member of the Board of Directors may elect to defer a portion of his or her fees as a director. The deferred fee are placed into an account and earn interest, compounded monthly, at an annual rate equal to the Merrill Lynch 10+ year high quality corporate bond rate. A director may modify the amount of fees he or she defers at the beginning of each year. Upon termination of a director prior to age 62 (for reasons other than death or disability), the director is entitled to the amount of his deferrals plus earnings on such deferrals as of the date of termination, payable in a lump sum within 90 days after the date of termination. Upon termination of a director's employment prior to age 62, as a result of disability or a change of control, or upon the director's retirement, the director is entitled to a benefit in an amount equal to his deferrals plus earnings on such deferrals and interest shall continue to occur during any installment payment period. The Bank may also distribute a portion of the deferred fees plus earnings if the Bank determines the director has suffered an unforeseeable financial emergency. If a director dies while in active service of the Bank, the Bank shall pay to the beneficiary of the deceased director the balance of the deferred fees plus earnings, additionally the Bank will pay to the beneficiary an amount equal to the estimated amount of deferred fees at the director's 65th birthday. In the event any payments under the agreement to a director would result in an "Excess Parachute Payment" under Section 280G under the Internal Revenue Code, then such amount shall be reduced so that such amount will not trigger the excise tax imposed under Section 4999 of the Internal Revenue Code.

Shareholder Communications

          Shareholders who wish to send communications to the Company's Board of Directors may do so by sending them in care of the Secretary of the Company at the address which appears on the first page of this proxy statement. Such communications may be addressed either to specified individual directors or the entire Board. The Secretary shall have the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any director.

Annual Meeting Attendance

          All directors are expected to attend each annual meeting of the shareholders of the Company unless compelling personal circumstances prevent attendance.

Audit Committee

Audit Committee Report.

          The Audit Committee reports that, with respect to the Company's audited financial statements for the year ended December 31, 2003 (the "Consolidated Financial Statements"): (i) the Audit Committee has reviewed and discussed the Consolidated Financial Statements with the Company's management; (ii) the Audit Committee has discussed with its independent auditors (Crowe, Chizek and Company LLP) the matters required to be discussed by Statement on Auditing Standards 61, as modified or supplemented, which include, among other items, matters related to the conduct of the audit of the Consolidated Financial Statements; (iii) the Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Company and its related entities), as modified or supplemented, and has discussed with the auditors their independence from the Company; and (iv) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Consolidated Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:
H. Kenneth Cole, Marcia Albright, Nolan E. Hooker & Gregory J. Hull.

Audit Committee Charter.

          The Board of Directors has adopted a written charter for the Audit Committee. A copy of the current charter is attached as Appendix A. The Board of Directors reviews and approves changes to the Audit Committee Charter annually, and amended the charter on February 16, 2004.

Independence of Audit Committee Members.

          During 2003, the Company's Audit Committee was comprised of Messrs. Cole, Hull, Hooker and Mrs. Albright. Each of these members meets the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

          The Board of Directors has determined that H. Kenneth Cole is an audit committee financial expert as defined by the Securities and Exchange Commission Rule 401(h).

Executive Compensation

          The following table shows the total compensation received by the Company's Chief Executive Officer and each executive officer of the Company, other than the Chief Executive Officer, who received total annual salary and bonus in excess of $100,000 during the last fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary (1)	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation

John H. Castle Chief Executive Officer of the Company and the Bank (July 2002 - December)	2003 2002	$159,197 $75,000	$20,000 $0	$0	1,500 0	$13,524 (2) $145

Kurt G. Miller President of the Company and the Bank (July 2002-December)	2003 2002	$127,357 $68,022	$16,000 0	0 0	1,500 0	$8,753(3) $98

Jaylen T. Johnson Executive Vice President, Chief Operating Officer, and Secretary (July 2000-December)	2003 2002 2001	$94,526 $89,065 $87,319	$11,000 0 0	0 0 0	900 0 815	$5,039(4) $4,078 $4,228

(1)	The amounts shown include amounts deferred under the 401(k) provisions of the ESOP and the Bank's executives' deferred compensation agreements.

(2)

The amounts shown include the following for 2003 for Mr. Castle: (i) automobile expense of $8,400; (ii) employer contributions to the ESOP of $4,800; and (iii) $324 constituting the value of insurance premiums paid by the Bank for term life insurance for Mr. Castle's benefit.

(3)

The amounts shown include the following for 2003 for Mr. Miller: (i) automobile expense of $4,437; (ii) employer contributions to the ESOP of $4.075; and (iii) $241 constituting the value of insurance premiums paid by the Bank for term life insurance for Mr. Miller's benefit.

(4)

The amounts shown include the following for 2003 for Mr. Johnson: (i) employer contributions to the ESOP of $4,800; and (ii) $239 constituting the value of insurance premiums paid by the Bank for term life insurance for Mr. Johnson's benefit.

          The following table provides information on options to purchase the Company's stock granted in 2003 to the specified officers:

OPTION GRANTS IN THE LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in 2004	Exercise Price ( $ Per Share) (1)	Expiration Date (2)	Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation For Options Term
					5% ($)	10%($)
John H. Castle	1,500	14.3%	$16.55	3/17/2013	26,066	27,308
Kurt G. Miller	1,500	14.3	$16.55	3/17/2013	26,066	27,308
Jaylen T. Johnson	900	8.6	$16.55	3/17/2013	15,640	16,385

(1)

The per share exercise price of each option is equal to the market value of the Company's stock on the date each option is granted. All outstanding options were granted with a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. All options permit the option price to be paid by delivery of cash or other shares of the Company's stock.

(2)	Options vest on 3/16/2005

          The following table provides information on the value of options held by the Chief Executive Officer of the Company and the President of the Company at December 31, 2003. There were no options exercised by an officer during the fiscal year ended December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION VALUES.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

John H. Castle	0	0	0	1,500	0	6,300
Kurt G. Miller	0	0	0	1,500	0	6,300
Jaylen T. Johnson	0	0	815	900	4,425	3,780

          Officers of the Company participate in the Southern Michigan Bank & Trust Retirement Plan (the "Retirement Plan"), which has been adopted by the Bank. Under the terms of the Retirement Plan, a normal monthly retirement benefit is provided to covered employees who attain the age of 65. It provides for a normal retirement benefit after 30 years of credited service equal to 35% of a participant's actual monthly compensation based on the participant's highest consecutive 5 year average compensation. Covered compensation is approximately comparable to annual compensation shown in the Summary Compensation table above. For participants with less than 30 years credited service, reduced benefits are available in an amount equal to the normal retirement benefit reduced by 1/30 for each year of service less than 30. Participants are 100% vested after 5 years of credited service, and are subject to forfeiture upon termination of employment with credited service less than 5 years. Mr. Castle has 2 years of credited service under the Retirement Plan. Mr. Johnson has 28 credited years of service under the Retirement Plan. Mr. Miller has no years of credited service under the Retirement Plan. The following table represents estimated normal annual benefits payable on a straight-life annuity basis upon retirement at age 65 and are not subject to deduction for social security benefits:

PENSION PLAN TABLE

	Years of Service
Remuneration	10	20	30
$75,000	$8,750	$17,500	$26,250

$125,000	$14,600	$29,150	$43,750

$150,000	$17,500	$35,000	$52,500

$175,000	$20,400	$40,850	$61,250

$200,000	$23,350	$46,650	$70,000

$225,000	$26,250	$52,500	$78,750

          On December 9, 2003 the Bank executed deferred compensation agreements with Messrs Castle, Miller and Johnson ("Executives"), whereby each may elect to defer a portion of his compensation. The deferred compensation is placed into an account and earns interest, compounded monthly, at an annual rate equal to the Merrill Lynch 10+ year high quality corporate bond rate. The Executives may modify the amount of compensation he defers at the beginning of each year. Upon termination of an Executive prior to age 60 (for reasons other than death or disability), the Executive is entitled to the amount of his deferrals plus earnings on such deferrals as of the date of termination, payable in a lump sum within 90 days after the date of termination. Upon termination of the Executive's employment prior to age 60 as a result of disability or a change of control, or upon the Executive's retirement, the Executive is entitled to a benefit in an amount equal to his deferrals plus earnings on such deferrals and interest shall continue to occur during any installment payment period. The Bank may also distribute a portion of the deferred compensation plus earnings if the Bank determines the Executive has suffered an unforeseeable financial emergency. If an Executive dies while in active service of the Bank, the Bank shall pay to the beneficiary of the deceased Executive the balance of the deferred compensation plus earnings, additionally the Bank will pay to the beneficiary an amount equal to the estimated amount of deferred compensation at the Executive's 65th birthday. In the event any payments under the agreement to a director would result in an "Excess Parachute Payment" under Section 280G under the Internal Revenue Code, then such amount shall be reduced so that such amount will not trigger the excise tax imposed under Section 4999 of the Internal Revenue Code.

Employment Agreements.

          The Company executed an employment agreement with Mr. Castle whereby Mr. Castle will serve as the Chief Executive Officer of the Company and the Bank that will expire on December 31, 2004. Mr. Castle's annual salary will be not less than $150,000 plus such additional or special compensation based upon his performance, pursuant to the terms of a bonus plan to be adopted by the Company. If Mr. Castle is terminated as a result of Mr. Castle's death or disability or by the Company for cause prior to a change in control, Mr. Castle will receive his compensation through the date of his death, disability or termination. In the event Mr. Castle's employment is terminated by the Company without cause prior to a change in control he will be entitled to receive his compensation until the later of December 31, 2004 or one year after such termination date. In the event that following a change in control, Mr. Castle's employment is terminated by him for good reason or by the Company without cause, he will be entitled to 2.99 times his compensation. In the event any payments under the agreement to Mr. Castle result in an "Excess Parachute Payment" under Section 280G under the Internal Revenue Code, then such amount shall be reduced so that such amount will not trigger the excise tax imposed under Section 4999 of the Internal Revenue Code. The agreement also provides that during the term thereof, and for a period of one year following the termination of employment (unless such termination occurs in connection with a change in control), Mr. Castle will not compete in the financial services industry within Branch county and surrounding counties.

          The Company also executed an employment agreement with Mr. Miller whereby Mr. Miller served as the President of the Company and the Bank. Mr. Miller's annual salary was

$120,000 plus such additional or special compensation based upon his performance, pursuant to the terms of a bonus plan as adopted by the Company. If Mr. Miller was terminated as a result of Mr. Miller's death or disability or by the Company for cause prior to a change in control, Mr. Miller would have received his compensation through the date of his death, disability or termination. In the event Mr. Miller's employment was terminated by the Company without cause prior to a change in control he would have been entitled to receive his compensation until the expiration date of the contract or one year after such termination date. In the event that a change in control had occurred, Mr. Miller 's employment was terminated by him for good reason or by the Company without cause, he would have been entitled to 2.99 times his compensation. In the event any payments under the agreement to Mr. Miller would have resulted in an "Excess Parachute Payment" under Section 280G under the Internal Revenue Code, then such amount would have been reduced so that such amount would not trigger the excise tax imposed under Section 4999 of the Internal Revenue Code. The agreement also provided that during the term thereof, and for a period of one year following the termination of employment (unless such termination has occurred in connection with a change in control), Mr. Miller would not compete in the financial services industry within Branch county and surrounding counties. This employment agreement expired on December 31, 2003, but is expected to be replaced.

Compensation Committee Report on Executive Compensation

Executive Compensation Policies.

          The Company's executive compensation policies are designed to support the corporate objective of maximizing the long-term value of the Company to its shareholders and employees. To achieve this objective, the Compensation Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay.

          The Company has established two primary components of the Company's executive compensation plan. The two components are: (a) base compensation; and (b) stock-based performance compensation through stock option grants.

Base Compensation.

          The Compensation Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Compensation Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Compensation Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Compensation Committee. However, specific annual performance goals are established for each executive officer. Based on the Compensation Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Compensation Committee believes its overall compensation levels are at or below the median range.

Stock Option Grants.

          Executive compensation to reward past performance and to motivate future performance will also be provided through stock options granted under the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Board of Directors, in its discretion, has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities.

Chief Executive Officer Compensation.

          The Compensation Committee established Mr. Castle's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Compensation Committee's comparison of the Company's overall compensation level for Mr. Castle as a percent of revenue and net income to comparable companies in the industry, the Compensation Committee believes their overall compensation level is at or below the median of the range.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE:
James P. Briskey, H. Kenneth Cole and Nolan E. Hooker.

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee of the Board of Directors during the last fiscal year consisted of James P. Briskey, H. Kenneth Cole, and Nolan E. Hooker. No member of the Compensation Committee was at any time during fiscal year 2003, or at any other time, an officer or employee of the Company. During fiscal year 2003, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

Transactions with Directors and Officers

          Directors and officers of the Company and their associates were customers of, and had transactions with the Bank in the ordinary course of business during 2003. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL (2) - RATIFICATION OF INDEPENDENT AUDITORS

          Crowe, Chizek and Company LLP conducted an independent audit of the consolidated financial statements of the Company for the year ended December 31, 2003. Upon the recommendation of the Audit Committee, the Board of Directors has selected Crowe, Chizek and Company LLP to act as the Company's independent auditors for 2004.

          This selection is being submitted to shareholders for ratification. While such ratification is not required, the Company believes it is an important corporate decision in which shareholders should participate. If the selection is not ratified, the Board of Directors may, nevertheless, choose to retain Crowe, Chizek and Company LLP as auditors for 2004.

Audit Fees

          The aggregate fees billed by Crowe, Chizek and Company LLP for professional services rendered for the audit (including fees relating to annual report on Form 10-K and quarterly reports on Form 10-Q) of the Company's financial statements for the year ended December 31, 2003 and 2002 were $72,228 and $40,500, respectively. These fees are considered to be reasonably related to the performance of a review of the Company's financial statements.

Audit-Related Fees

          The aggregate fees billed by Crowe, Chizek and Company LLP for audit related professional services rendered in 2003 were $1,440, related to review of S-8 Registration Statement.

          The aggregate fees billed by Crowe, Chizek and Company LLP for audit related professional services rendered in 2002 were $4,875, related to consulting services related to allowance for loan losses methodology, accounting treatment for viatical insurance investments, accounting for trust conflict of interest judgment and assistance with disclosure in quarterly press releases.

Tax Fees

          The aggregate fees billed by Crowe, Chizek and Company LLP for professional services rendered related to consulting services related to taxes were $618 in 2002. There were no professional services rendered related to consulting services related to taxes in 2003.

All Other Fees

          The aggregate fees billed for services rendered by Crowe, Chizek and Company LLP, other than services included above under the captions for the year ended December 31, 2003, were as follows:

•	Preparation of federal and state tax returns: $11,250.
•	Services related to webs site maintenance and support: $10,000.
•	Review of a press release for the first quarter of 2003: $1,985.
•	Consulting regarding salary based pay systems: $227.
•	Consulting relating to customer tax filings: $1,195.

The aggregate fees billed for services rendered by Crowe, Chizek and Company LLP, other than services included above under the captions for the year ended December 31, 2002, were as follows:

•	Outsourced internal audit services: $46,337.
•	Preparation of state and federal tax returns: $3,950.
•	Sarbanes-Oxley Act consulting: $14,767.
•	Services related to web-site maintenance and support: $5,000.
•	Services related to marketing and support services: $5,000.

          The Audit Committee of the Company believes the services provided by Crowe, Chizek and Company LLP in exchange for the fees set forth above and under the captions set forth above are compatible with maintaining Crowe, Chizek and Company LLP's independence. All of the hours expended on Crowe, Chizek and Company LLP's engagement to audit the Company's financial statements for the year ended December 31, 2003 were performed by full-time permanent employees of Crowe, Chizek and Company LLP.

          The Audit Committee has the authority and responsibility to pre-approve all audit and permissible non-audit services provided to the Company by the Company's independent external auditors. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals of permissible non-audit services. Approvals of permissible non-audit services are disclosed to investors by the Company in its periodic reports. All pre-approvals of audit and permissible non-audit services are to be reasonably detailed and particular as to the services provided. In no case may the Audit Committee delegated its pre-approval responsibilities to management. The Audit Committee will pre-approve only those non-audits services that are permitted by law to be pre-approved. The actual compensation paid to the independent external auditor, for all such pre-approved services and fees, are reported to the Audit Committee on at least a quarterly basis.

          Representatives of Crowe, Chizek and Company LLP are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any statements if they desire to do so.

          The Board of Directors recommends that shareholders vote FOR ratification of the selection of Crowe, Chizek and Company LLP as independent auditors for 2004.

PROPOSALS (3), (4), and (5) - APPROVAL OF THE AMENDMENTS TO THE
ARTICLES OF INCORPORATION

          The Board of Directors has unanimously approved, and recommends that the shareholders approve and adopt, proposals to amend the Articles of Incorporation by adopting a new Article VII, an amended Article XII, and a new Article XIII. The following discussion summarizes the material changes to the Company's existing Articles of Incorporation that would be effected by the approval and adoption of these proposals. This summary is qualified in its entirety by reference to the text of these articles, a copy of which is included as Appendices B, C, and D to this Proxy Statement.

          Proposed Article VII of the Articles provides that the Company shall indemnify, to the fullest extent permitted by law, the directors and officers of the Company who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, or is or was serving at the request of the Company in another capacity. The Company may further indemnify directors, and may indemnify persons who are not directors, to the extent authorized by the Michigan Business Corporation Act, the Company's bylaws, resolution of the board of directors, or contractual agreement authorized by the board of directors.

          Article XII presently requires a majority vote by the Board of Directors to change the size of the Board. Amended Article XII requires a two-thirds vote of the Board of Directors to change the size of the Board.

          Proposed Article XIII of the Articles provides that the Board of Directors shall not approve, adopt or recommend any offer of any person or entity (other than the Company) to make a tender or exchange offer for any equity security of the Company, to merge or consolidate the Company with any other entity or to purchase or acquire all or substantially all of the Company's assets, unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its shareholders. In making its determination as to whether the transaction would be in the best interests of the Company and its shareholders, the Board would be permitted to consider all factors it deemed relevant, including but not limited to: (i) the fairness of the consideration to be received by the Company and its shareholders, the trading price of the Company's stock prior to the offer, historical trading prices of the Company's stock, the price that could be achieved in a negotiated sale of the Company as a whole, past offers to other companies in connection with similar offers and the future prospects of the Company; (ii) the possible social and economic impact of the proposed transaction on the Company and its subsidiaries and their employees, customers, and depositors; (iii) the potential social and economic impact of the proposed transaction on the communities in which the Company and its subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the offering party; (v) the competence, experience and integrity of the offering party and its management; and (vi) the intentions of the offering party regarding the use of the assets of the Company to finance the transaction.

          The effects of the addition of Article VII will be to require the Company to indemnify its directors and officers to the fullest extent permitted by law. The Articles presently contain provisions limiting the liability of directors. This proposal has not arisen as a result of management's knowledge of any effort to obtain indemnification for a director or officer's actions. The proposed addition may benefit the existing directors and officers of the Company. Because of this benefit, the directors and officers may be deemed to have a personal interest in the approval of addition of Article VII. The Board of Directors has nevertheless unanimously approved the proposed amendment given its determination that the amendment is in the best interest of the Company and its shareholders

          The effects of the proposals to amend Article XII and add Article XIII may make it more difficult to effect certain transactions that some shareholders may support for economic reasons. In addition, the proposals may discourage attempts by others to acquire or attempt to obtain control of the Company. The Articles of Incorporation presently contain provisions that may effect acquisition proposals. These include classified board and supermajority voting requirements. These proposals have not arisen as a result of management's knowledge of any effort to accumulate the Company's securities or to obtain control of the Company. The proposed amendment to Article XII may benefit the existing directors of the Company. Because of this benefit, directors may be deemed to have a personal interest in the approval of amended Article XII. Amended Article XII could be used to increase the time and level of difficulty required to change the composition of the Board of Directors and could therefore be considered an anti-takeover measure. The Company's current Articles of Incorporation require the affirmative vote of the holders of two-thirds of the shares entitled to vote at the Annual Meeting to amend the Articles of Incorporation. Article XII contains similar supermajority vote requirements. Because proposed Article XIII could be used to insulate directors from liability if the directors consider factors other than price, the directors may be deemed to have a personal interest in the approval of Article XIII. Article XIII could be considered an anti-takeover measure because the Board could consider factors other than price in evaluating an offer to merge, consolidate or purchase the Company and determine that such other factors justify rejecting the offer. The Board of Directors has nevertheless unanimously approved the proposed amendments given its determination that the amendments are in the best interest of the Company and its shareholders.

          The Board of Directors believes that the proposed Article VII is in the best interest of the Company and its shareholders, because it would provide the protections to directors and officers permitted by law. This will help to attract and retain the most qualified persons to fulfill the roles of directors and officers.

          The Board of Directors believes that the amendments to Article XII are in the best interests of the Company and its shareholders because they would reduce the risk that the protections inherent in the Company's classified board structure could be defeated by simply increasing the size of the Board of Directors (and then "packing" the board by filling the new positions) after one proxy contest.

          The Board of Directors believes that the proposed Article XIII is in the best interests of the Company and its shareholders because it would permit the Board to consider various factors in addition to price which may be important to the Company and its shareholders in evaluating various transactions to which the Company would be a party. Many of the Company's shareholders are customers and residents of local communities, and the Board of Directors therefore believes that consideration of the broad impact that a transaction could have on these constituencies is appropriate. The Board of Directors believes that the Company has historically had and will continue to have a strong community presence and focus and that consideration of the various factors listed in Article XIII would be appropriate.

          There will be separate votes on each proposal described above. The affirmative vote of the holders of two-thirds of the shares entitled to vote at the Annual Meeting is required to approve and adopt the amendments to Article XII. The affirmative vote of a majority of the shares entitle to vote at the Annual Meeting is required to approve and adopt the new Articles VII and XIII. For the purpose of counting votes on these proposals abstentions, broker non-votes, and other shares not voted have the same effect as a vote against a proposal.

Your Board of Directors recommends that you vote FOR approval and adoption of the proposal to add Article VII to the Articles of Incorporation.

Your Board of Directors recommends that you vote FOR approval and adoption of the proposal to amend Article XII of the Articles of Incorporation.

Your Board of Directors recommends that you vote FOR approval and adoption of the proposal to add Article XIII to the Articles of Incorporation.

STOCK PERFORMANCE GRAPH

          The chart below shows the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock. This is compared in the chart to similar changes in the NASDAQ Market Index, as well as the SNL Midwest OTC-BB and Pink Sheet banks. All prices are adjusted for stock splits and stock dividends and assume reinvestment of dividends. The chart assumes $100 invested on December 31, 1998, in the Company's Common Stock, the NASDAQ Market Index, as well as the SNL Midwest OTC-BB and Pink Sheet banks. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be necessarily indicative of the actual future return on the Common Stock.

December 31,	1998	1999	2000	2001	2002	2003
Southern Michigan Bancorp, Inc.	$100.00	77.92	39.63	47.18	49.06	68.28
NASDAQ	$100.00	185.95	113.19	89.65	61.67	92.90
SNL Midwest OTC-BB and Pink Sheets	$100.00	86.48	71.28	65.74	84.32	106.43

DISCLOSURE OF DELINQUENT FILERS

          Based solely upon a review of Forms 3 and 4 and amendments to these forms furnished to the Company during the last fiscal year and Forms 5 and amendments to these forms (together with written representations from reporting persons that no Form 5 was required) furnished to the Company with respect to the last fiscal year, except as noted below, the Company is not aware of any person who, at any time during the last fiscal year, was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock, that failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year or prior years. Danice Chartrand, Chief Financial Officer of the Company, did not timely file a Form 3 upon becoming the Chief Financial Officer on January 1, 2003. Ms. Chartrand filed a Form 3 on February 13, 2003. Mr. Nolan E. Hooker, Director of the Company, did not timely report one IRA transfer and the Dividend Reinvestment Plan transactions. Mr. Hooker subsequently has filed a Form 4A on December 31, 2003.

OTHER MATTERS

          The Board of Directors had not received notice by January 29, 2003 and does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the holders of the proxies to vote, or otherwise to act, in accordance with their judgment on such matters.

2005 SHAREHOLDER PROPOSALS

          In order for shareholder proposals for the 2005 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office, 51 West Pearl Street, Coldwater, Michigan 49036, on or before November 8, 2004. To be considered for presentation at the 2005 Annual Meeting of Shareholders, a shareholder proposal not included in the Company's proxy statement must be received by the Company on or before January 30, 2005 and not earlier than November 29, 2004. Any such notice shall set forth a description of the business the shareholder proposes to be brought before the annual meeting and shall comply with the requirements of the Company's Bylaws. The proxy for the 2005 Annual Meeting of Shareholders may confer discretionary authority to the proxy holders for that meeting with respect to voting on any shareholder proposal received by the Secretary of the Company after January 26, 2005, which is eligible for consideration at the meeting.

          The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. The 2003 Annual Report filed on Form 10-K will be available upon written request after March 31, 2004. To request a copy of the Form 10-K, address the request to Southern Michigan Bancorp, Inc., 51 West Pearl Street, Coldwater, Michigan 49036, Attention: Jaylen T. Johnson, Secretary.

By Order of the Board of Directors, Jaylen T. Johnson Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

SOUTHERN MICHIGAN BANCORP INC. (as amended February 16, 2004)

Purpose of the Audit Committee

The purposes of the Audit Committee are to assist the Board of Directors:

I.	In its oversight of the Corporation's accounting and financial reporting processes, principles and policies and internal accounting and disclosure controls and procedures;
II.	In its oversight and supervision of the Corporation's internal audit function;
III.

In its oversight of the certification of the Corporation's quarterly and annual financial statements and disclosures and assessment of internal disclosure controls by the Corporation's Chief Executive Officer (CEO) and Chief Financial Officer (CFO);

IV.

In its oversight of the Corporation's consolidated financial statements and the independent external audit thereof, including the appointing, compensating, retaining, overseeing (including resolving any disagreements between management and the independent external auditor regarding financial reporting), and evaluating and, where deemed appropriate, replacing the registered independent external auditors (or nominating the registered independent external auditors to be proposed for shareholder approval in any proxy statement); and

V.	In evaluating the independence of the external auditors.

The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal accounting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors are responsible for planning and carrying out a proper audit of the Corporation's annual consolidated financial statements, reviews of the Corporation's quarterly consolidated financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of external auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on:

a.	The integrity of those persons and organizations within and outside the Corporation from which it receives information,

b.

The accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors), and

c.	Representations made by management as to any information technology, internal audit and other non-audit services provided by the independent external auditors to the Corporation.

The independent external auditors for the Corporation shall report directly to, and are directly accountable to, the Audit Committee. The Audit Committee has the direct authority and responsibility to select, evaluate and, nominate the independent external auditors to be proposed for shareholder approval in the proxy statement. The Audit Committee shall pre-approve all audit and non-audit services proposed to be provided by the Corporation's external auditors in compliance with section 202 of the "Public Company Accounting Reform and Investor Protection Act of 2002''. The independent external auditors shall submit to the Audit Committee annually a formal written statement delineating all relationships between the independent external auditors and the Corporation ("Statement as to Independence"), addressing each non-audit service provided to the Corporation. The Audit Committee shall be responsible for considering whether any services provided by the external auditor would cause the external auditor to not be independent of the Corporation.

Composition of the Audit Committee

The Audit Committee shall be comprised of at least three independent members of the Board of Directors, each of whom shall have no relationship to the Corporation, or to the executive officers of the Corporation or its subsidiaries or affiliates, that may interfere with the exercise of their independence from management and the Corporation; shall not be compensated for any consulting, advisory or other services performed for the Corporation other than compensation received for Board of Directors and committee fees; shall not be an affiliate of the Corporation or any of its subsidiaries, as defined by the Securities and Exchange Commission ("SEC") or NASDAQ; and shall otherwise satisfy the independence requirements under the rules of the SEC and NASDAQ, as such requirements are interpreted by the Corporation's Board of Directors in its business judgment. As required by the SEC rules, the Corporation will use the definition for audit committee member independence provided in the NASD rules for NASDAQ issuers. Individuals previously not meeting all independence requirements to serve on the Audit Committee, must meet all independence requirements for at least three (3) years prior to being eligible to serve on the Audit Committee.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Corporation's consolidated balance sheet, income statement, and cash flow statement. Additionally, the Corporation will continue to have, at least one member of the Audit Committee that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

While not an absolute requirement, the Corporation will seek to have at least one member of the Audit Committee who is considered to be an "audit committee financial expert." An "audit committee financial expert" to mean a person who has the following attributes:

1.	an understanding of financial statements and generally accepted accounting principles;

2.	an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3.

experience preparing, auditing, analyzing or evaluation financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervision one or more persons engaged in such activities;

4.	an understanding of internal controls and procedures for financial reporting; and

5.	an understanding of audit committee functions.

A person can acquire such attributes through any one or more of the following means:

1.

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

2.

experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or persons performing similar functions, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

3.	other relevant experience.

Members of the Audit Committee shall be appointed annually by majority vote of the Board of Directors and shall serve until the next annual meeting of the Board of Directors or until their successors shall be duly qualified and appointed.

Meetings of the Audit Committee

The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial results and the required certifications of the CEO and CFO. At least annually, the Audit Committee should meet separately with the internal auditor and the independent external auditor, without any members of management being present, to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately.

The Audit Committee may request any officer or employee of the Corporation, or the Corporation's independent counsel, or independent external auditors to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee.

Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Responsibilities of the Audit Committee

I.          Overseeing Financial Reporting and Disclosures:

a.

Reading of Financial Statements and Disclosures. The Audit Committee shall read all financial statements and related disclosures included in the Corporation's periodic and annual filings with the SEC, and consider whether the financial statements and related disclosures accurately and appropriately reflect their knowledge of the financial condition of the Corporation and its results of operations.

b.

Accuracy of Financial Reports. The Audit Committee shall require management to make all material correcting adjustments to the Corporation's quarterly and annual consolidated financial statements to be filed with the SEC, that are identified by the independent external auditor as being required by generally accepted accounting principles ("GAAP") or the rules of the SEC.

c.

Disclosure of Off-Balance-Sheet Transactions. On a quarterly basis, the Audit Committee shall inquire of management as to whether they have complied with the SEC's disclosure requirements regarding the Corporation's requirement to disclose, in quarterly and annual SEC filings, all material off-balance-sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons, that have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, or significant components of revenues or expenses.

d.

Disclosure of Pro Forma Financial Information. On at least a quarterly basis, the Audit Committee shall inquire of management as to whether they have complied with the SEC's pro forma information disclosure requirements regarding the Corporation's requirement to only disclose in SEC filings, or in any public disclosures or press or other release, pro forma financial information that does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the pro forma financial information, in light of the circumstances under which it is presented, not misleading; and to reconcile the pro forma financial information with the financial condition and results of operations of the Corporation under GAAP.

e.

Disclosure of Transactions Involving Management and Principal Stockholders. The Audit Committee shall determine that management has put in place procedures to report to the SEC, within two (2) business days, changes in Corporation stockholdings by directors, officers, and more than 10% stockholders of the Corporation, including stock purchases and sales and stock issued due to exercises of stock options. Also, the Audit Committee shall determine that management has put in place procedures to report to the SEC, within ten (10) business days, for any new directors, officers or 10% stockholders of the Corporation, their stockholdings in the Corporation.

f.

Management Certification of Financial Statements and Disclosures, and Assessment of Internal Controls. The Audit Committee shall ensure that the Corporation has established adequate procedures to ensure that quarterly and annual financial statements and disclosures, required to be reported to the SEC, are accurate and complete. This will include reviewing and approving the process to be followed by management to comply with quarterly and annual CEO and CFO certifications required by the SEC. The Audit Committee shall be responsible for discussing the results of the quarterly and annual CEO and CFO certification process with management to consider whether the Corporation has appropriately fulfilled its quarterly and annual SEC reporting requirements. In reviewing and considering the quarterly and annual certifications of the CEO and CFO, the Audit Committee shall also obtain, review and consider any applicable reports issued by the internal auditor or the independent external auditor.

g.

Disclosure of Code of Business Conduct and Ethics. The Audit Committee shall determine that the Corporation has complied with applicable requirements of the SEC to disclose, in periodic reports on Form 10-Q and Form 10-K, whether or not, and if not, the reason therefore, the Corporation has established a Code of Ethics for senior financial officers (CFO and controllers). Also, the Audit Committee shall inquire of management to determine that changes in or waivers of the Code of Ethics are approved by the Audit Committee, and reported promptly to the SEC by the Corporation on a Form 8-K.

h.

Disclosure of Audit Committee "Financial Expert." The Audit Committee shall determine that the Corporation has complied with applicable requirements of the SEC to disclose, in periodic reports on Form 10-Q and Form 10-K, whether or not, and if not, the reason therefore, the Corporation has at least one member on the Audit Committee who is a "audit committee financial expert" as defined by the SEC.

i.

Disclosure of Audit Committee Approval of Non-Audit Services. The Audit Committee shall determine that the Corporation has complied with applicable requirements of the SEC to disclose, in periodic reports on Form 10-Q and Form 10-K, the approval by the Audit Committee of all non-audit services to be performed by the Corporation's independent external auditor.

j.

Real Time Issuer Disclosures. The Audit Committee shall determine that the Corporation has implemented procedures to comply with applicable requirements of the SEC to report to the SEC real time (prompt) disclosures of any material changes in the Corporation's financial condition or results of operations.

II.          Approval of Expenses of Executive Management:

All expenses of personnel defined as executive management for purposes of complying with banking regulations, shall be reported to and approved by the Audit Committee on a quarterly basis.

III.          Independent External Auditor:

The Audit Committee shall recommend the appointment and/or discharge of the Corporation's independent external auditor. The Audit Committee shall also have the authority and responsibility to pre-approve all audit and permissible non-audit services provided to the Corporation by the Corporation's independent external auditors. Approval of a permissible non-audit service to be performed by the Corporation's independent external auditors shall be disclosed to the Corporation's investors in its periodic reports. No pre-approval of permissible non-audit services is required if all of the following conditions exist:

a.

The aggregate amount of all such non-audit services provided to the Corporation constitutes not more than 5 percent of the total amount of revenues paid by the Corporation to its independent external auditors during the fiscal year in which the non-audit services are provided;

b.	Such non-audit services were not recognized by the Corporation at the time of the engagement to be non-audit services; and

c.

Such non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by 1 or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

The Audit Committee may establish policies and procedures for pre-approving audit and permissible non-audit services by the independent external auditors. All pre-approvals of audit and permissible non-audit services granted by the Audit Committee shall be reasonably detailed as to the particular services to be provided and shall not result in the delegation of the Audit Committee's pre-approval responsibilities to management. Pre-approvals of services granted by the Audit Committee must not use monetary limits as the only basis for pre-approval and must not provide for broad categorical approvals (e.g., tax compliance services under $10,000). Any pre-approval policies adopted by the Audit Committee must be designed to ensure that the Audit Committee knows precisely what services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the independent external auditor's independence.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals of permissible non-audit services. The decisions of any Audit Committee member to whom authority is delegated under this paragraph to pre-approve permissible non-audit services shall be presented to the full Audit Committee at each of its scheduled meetings.

Permissible non-audit services provided by the Corporation's independent external auditors shall not include any of the following:

1.	bookkeeping or other services related to the accounting records or financial statements of the Corporation;

2.	financial information systems design and implementation;

3.	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	actuarial services;

5.	internal audit outsourcing services;

6.	management functions or human resources;

7.	broker or dealer, investment adviser, or investment banking services;

8.	legal services and expert services unrelated to the audit; and

9.	any other service that the Board of Directors determines is impermissible.

The pre-approval of audit and non-audit services and fees of the independent external auditor may be documented by a member of the Audit Committee signing annual or periodic engagement letters that define the type of services to be provided and the fees that are considered acceptable for such services, or as otherwise documented in the minutes of the Audit Committee meetings. The actual compensation paid to the independent external auditor, for all such pre-approved services and fees, are to be reported to the Audit Committee by management on at least a quarterly basis.

IV.          Internal and External Audit Plans:

The Audit Committee should review the annual audit plans of the internal audit division and the independent external auditor, including the degree of coordination of the respective plans.

The Audit Committee should inquire of the internal auditor and independent external auditor as to the extent to which the planned audit scope can be relied upon to detect material misstatements in the consolidated financial statements and other public disclosures, weaknesses in internal accounting and disclosure controls, and fraud. Additionally, the Audit Committee should inquire regarding the audit plans of the internal auditor and independent external auditor regarding electronic data processing and controls to ensure that such plans address the related impact on financial risk and internal controls.

V.          External Audit Results:

The Audit Committee should review with management the results of the independent external auditor's quarterly financial statement reviews, and review with management and the independent external auditor the results of the annual financial statement audit. The Audit Committee should also review with management and the independent external auditor their assessment of the quality of the Corporation's accounting principles, the adequacy of internal accounting and disclosure controls and the resolution of identified significant deficiencies or material weaknesses and reportable conditions in internal accounting and disclosure controls. The Audit Committee should also review compliance with laws and regulations and other audit reports deemed significant by the Committee. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the audited consolidated financial statements in the Corporation's annual report on Form 10-K.

VI.          Annual Proxy Statement Disclosure:

The Audit Committee should report audit activities to the Board of Directors and issue an annual report to be included in the Corporation's proxy statement (including appropriate oversight conclusions) for submission to the shareholders. In addition, the Board of Directors should re-approve the Audit Committee Charter, annually, with a copy of the charter filed with the SEC every three (3) years, and after any amendments

VII.          Independent External Auditor Communication With the Audit Committee:

It is the independent external auditor's responsibility, as required by generally accepted auditing standards, to make certain communications to the Audit Committee on at least an annual basis. Such matters include the independent external auditor's responsibility under generally accepted auditing standards, matters pertaining to the external auditor's independence, selection of or changes in significant accounting principles, management's judgments and significant accounting estimates, significant audit adjustments posted or uncorrected, the external auditors responsibility and consideration of other information that accompanies the audited consolidated financial statements, any disagreements with management, any difficulties encountered during the audit, any consequential illegal acts or irregularities, any major issues discussed with management prior to retention of the external auditors as auditors of the Corporation for the current fiscal year, or instances of management consultation with other accountants regarding significant accounting or auditing matters, and any management advisory services and fees provided by the independent external auditor.

VIII.          Communication of Concerns of the Audit Committee With the Independent External Auditor:

The Audit Committee shall be responsible for informing the independent external auditor of any serious concerns regarding the accuracy and integrity of the Corporation's financial reporting, any serious concerns regarding the honesty and integrity of the Corporation's management, and any serious concerns regarding the adequacy of the Corporation's internal accounting and disclosure controls. In fulfilling these responsibilities the Audit Committee is aware that it is illegal for an officer or director of the Corporation to mislead or lie to the independent external auditor.

IX.          Internal Audit Supervision:

The Audit Committee should also review and approve the appointment and replacement of the senior internal auditing executive or outsourced internal audit service provider. At least annually, the Audit Committee should evaluate the effectiveness of the internal audit function and consider the need to make changes to ensure that the internal audit objectives are being met.

The Audit Committee should review and approve the annual internal audit plans, monitor the completion of these plans, and approve any changes to the annual plans. The Audit Committee should review the periodic reports of internal audit division activities, including the opinion of the internal audit director or outsourced service provider regarding the adequacy of the Corporation's internal accounting and disclosure control structure. The Audit Committee should meet with the internal audit director or outsourced service provider to discuss the status of completion of the annual internal audit plans and the periodic internal audit reports and to consider the need for further audit follow-up and investigation.

X.          Fraud Reporting and Handling of Complaints:

The Audit Committee shall have the responsibility for establishing procedures for:

a.	The receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

b.

The confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. The Audit Committee shall also establish procedures to ensure that no retaliation will be allowed to occur against anyone who reports potential fraud or a complaint in good faith.

XI.          New Accounting Pronouncements:

Changes in accounting standards that have a material effect on the consolidated financial statements and new or changing regulations which will affect compliance issues or the approach taken towards evaluating the internal control structure, should be explained to the Audit Committee by financial management, the internal auditor or the independent external auditor.

XII.          Legal Counsel:

The Audit Committee should meet with the Corporation's outside legal counsel, when appropriate, to discuss legal matters that have a significant impact on the Corporation's consolidated financial statements. An assessment of the Corporation's legal liability should be reviewed for any pending or threatened litigation, including establishment of any appropriate reserves or financial disclosures until the matter is adjudicated. The Audit Committee may retain legal counsel at its discretion without prior permission of the Board of Directors or its management at the expense of the Corporation.

XIII.          Areas Requiring Special Attention:

The Audit Committee may request detailed reports from management, the independent external auditor, or the internal auditor related to significant matters affecting the financial reporting process, internal controls, or other areas of special interest or concern.

Resources and Authority of the Audit Committee

The Audit Committee shall have the authority to engage independent legal counsel, auditors, or other advisors for special audits, reviews and other procedures as it determines necessary to carry out its duties.

Funding

The Corporation shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of:

A)	Compensation to the registered independent external auditor employed by the Corporation for the purpose of rendering or issuing an audit report;

B)	Compensation to any advisors employed by the Audit Committee; and

C)	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

PROPOSED ARTICLE VII

          The corporation shall indemnify each director and officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, or is or was serving at the request of the corporation in another capacity, to the fullest extent permitted by law. The corporation may further indemnify directors, and may indemnify persons who are not directors, to the extent authorized by the Michigan Business Corporation Act, bylaw, resolution of the board of directors, or contractual agreement authorized by the board of directors. A change in the Michigan Business Corporation Act, these Articles, or the bylaws that reduces the scope of indemnification shall not reduce the scope of indemnification for any action or omission that occurs before the change.

B-1

APPENDIX C

PROPOSED AMENDMENT TO ARTICLE XII

Paragraph A of the Articles of Incorporation is amended to provide as follows:

                    A.          Except as provided in Article X and this Article XII of the Articles of Incorporation, the Articles of Incorporation of this Corporation shall be subject to alteration, amendment or repeal, and new provisions thereof may be adopted, by the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Notwithstanding the foregoing and notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation and in addition to any other requirements of applicable law, the alteration, amendment or repeal of Article X, Article XI, Article XIII or this Article XII of the Articles of Incorporation shall require the affirmative vote of the holders of not less than two-thirds (2/3) of the Voting Stock, voting together as a single class.

C-1

APPENDIX D

PROPOSED ARTICLE XIII

A.          Proposals. The Board of Directors shall not approve, adopt, or recommend any proposal of any party other than the Corporation to make a tender or exchange offer for any equity security of this corporation, or to engage in any Business Reorganization, as defined in this Article (a "Proposal"), unless and until it shall have first evaluated the Proposal in view of this Article.

B.          Compliance with Laws. The Board of Directors shall determine in its judgment whether the Proposal would be in substantial compliance with all applicable laws. In evaluating a proposal to determine whether it would be in substantial compliance with law, the Board of Directors shall consider all aspects of the Proposal, including the manner in which the offer is proposed to be made, the documents proposed for the communication of the Proposal, and the effects and consequences of the Proposal, if consummated, in light of the laws of the United States of America and affected states. In connection with this evaluation, the Board may seek and rely upon the opinion of legal counsel, and may test the legality of the proposed offer in any state, federal, or foreign court, or before any state, federal, or foreign administrative agency, which may have jurisdiction. If the Board of Directors determines, in its judgment, that a Proposal would be in substantial compliance with all applicable laws, the Board of Directors shall then evaluate the proposal and determine whether the proposal is in the best interest of this corporation and its shareholders. The Board of Directors shall not approve, adopt, or recommend any Proposal which, in its judgment, would not be in the best interests of the Corporation and its shareholders.

C.          Evaluation of Proposals. In evaluating a Proposal to determine whether it would be in the best interests of the Corporation and its shareholders, the Board of Directors may, in exercising its judgment, consider all factors which it deems relevant including, without limitation:

          1.          The fairness of the consideration to be received by the Corporation and its shareholders under the Proposal, taking into account the trading price of this corporation's stock immediately prior to the announcement of the proposed offer, the historical trading prices of this corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over the trading price of their securities in transactions which have been proposed or offered to other companies in the past in connection with similar offers, and the future prospects of the Corporation;

          2.          The possible social and economic impact of the Proposal and its consummation on the Corporation and its subsidiaries and their employees, customers, and depositors;

          3.          The possible social and economic impact of the Proposal and its consummation on the communities in which the Corporation and its subsidiaries operate or are located;

          4.          The business, financial condition, safety, soundness, and earning prospects of the offering party, including, but not limited to, debt service and other existing or likely financial obligations of the offering party;

          5.          The competence, experience, and integrity of the offering party and its management; and

          6.          The intentions of the offering party regarding the use of the assets of this corporation to finance the transaction.

D.          Definition. For purposes of this Article, the term "Business Reorganization" shall mean:

          1.          Any merger or consolidation of this corporation with or into another entity;

          2.          Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of this corporation;

          3.          Any liquidation or dissolution of this corporation;

          4.          Any reorganization or recapitalization of the Corporation which would result in a change of control of the Corporation; or

          5.          Any transactions or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

[FRONT]
PROXY	SOUTHERN MICHIGAN BANCORP, INC. 51 West Pearl Street, Coldwater, Michigan 49036 Annual Meeting of Shareholders - April 19, 2004

                    The undersigned shareholder appoints Jaylen T. Johnson or Dance Chartrand, or either of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters that come before the annual meeting of shareholders of Southern Michigan Bancorp, Inc. referred to above or any adjournment of that meeting.

                    This proxy is solicited on behalf of the Board of Directors. If this proxy is properly executed, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of all nominees named on this proxy as directors and for approval of each proposal identified on this proxy. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting.
Please sign exactly as your name appears on this proxy. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature X

Signature X

Date	_________________________________, 2004

[BACK]
1.	Election of Directors.

	[ ]	FOR all nominees listed below (except as indicated below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

Your Board of Directors recommends that you vote FOR all nominees.
(Instruction: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)
2.	Ratification of Crowe, Chizek and Company LLP as Independent Auditors for 2004.

	[ ]	VOTE FOR	Your Board of Directors recommends
	[ ]	VOTE AGAINST	that you vote FOR this proposal.
	[ ]	ABSTAIN

3.	Proposal to Amend the Articles of Incorporation to add new Article VII.

	[ ]	VOTE FOR	Your Board of Directors recommends
	[ ]	VOTE AGAINST	that you vote FOR this proposal.
	[ ]	ABSTAIN

3.	Proposal to amend Article XII of the Articles of Incorporation.

	[ ]	VOTE FOR	Your Board of Directors recommends
	[ ]	VOTE AGAINST	that you vote FOR this proposal.
	[ ]	ABSTAIN

3.	Proposal to Amend the Articles of Incorporation to add new Article XIII.

	[ ]	VOTE FOR	Your Board of Directors recommends
	[ ]	VOTE AGAINST	that you vote FOR this proposal.
	[ ]	ABSTAIN

IMPORTANT!  PLEASE DATE AND SIGN THE OTHER SIDE